Strategic Partners Asset Allocation Funds
For the period ended 07/31/05
File number 811-08915

SUB-ITEM 77(D)
Policies With Respect to Security Investment

STRATEGIC PARTNERS ASSET ALLOCATION FUNDS

Supplement dated March 18, 2005
to
Prospectus dated October 1, 2004

Effective as of March 2, 2005, Strategic Partners Asset
Allocation Funds listed below have changed their investment policies concerning investments in mortgage-related securities and derivatives as noted below.
On page 34 of the prospectus, the following disclosure replaces the first column of the second row in the table that appears under the section entitled "How the Funds Invest
Investment TypeMortgage-related securities."

Mortgage-related securities
Conservative Growth and
Moderate Growth Funds
Percentage varies, up to 35%


On page 37 of the prospectus, the following disclosure replaces the first column in the table that appears under the section entitled "How the Funds Invest Investment TypeDerivatives."

Derivatives
All Funds
Percentage varies



Effective as of the close of business on or about March 31, 2005, the names of each of the Strategic Partners Asset Allocation
Funds will change, as set forth below:
Current Fund Name
New Fund Name
Strategic Partners
Conservative Growth Fund

Strategic Partners
Conservative Allocation Fund

Strategic Partners
Moderate Growth Fund

Strategic Partners Moderate
Allocation Fund

Strategic Partners
High Growth Fund
Strategic Partners
Growth Allocation Fund




Also effective on or about March 31, 2005, the Advisers indicated below will be replaced:
Fund
Current Adviser
New Adviser
Strategic Partners Conservative Allocation Fund
(formerly, Strategic Partners Conservative Growth Fund)

Jennison Associates LLC (large-capitalization growth equity sleeve)

Transamerica Asset Management LLC and Goldman Sachs Asset
Management (large-capitalization growth equity sleeve)


Jennison Associates
LLC (large-capitalization
value equity sleeve)

Hotchkis & Wiley Capital
Management LLC and JP
Morgan Fleming Asset
Management  (large-
capitalization value equity
sleeve)

Prudential Investment
Management, Inc.
(high yield bond sleeve)

Goldman Sachs
Asset Management
(high yield bond sleeve)

Strategic Partners
Moderate Allocation
Fund (formerly
Strategic Partners
Moderate Growth
Fund)

Jennison Associates
LLC (large-capitalization
growth equity sleeve)

Transamerica Asset
Management LLC and
Goldman Sachs Asset
 Management (large-capitalization growth
equity sleeve)


Jennison Associates LLC
(large-capitalization value
equity sleeve)

Hotchkis & Wiley Capital
 Management LLC and JP
Morgan Fleming Asset
Management (large-
capitalization value equity
sleeve)


Lazard Asset Management
LLC (international equity
sleeve)

LSV Asset Management
and Thornburg Investment
Management, Inc.
(international equity sleeve)


Prudential Investment Management, Inc.
(high yield bond sleeve)

Goldman Sachs Asset
Management  (high
yield bond sleeve)

Strategic Partners Growth
Allocation Fund (formerly
Strategic Partners High
Growth Fund)

Jennison Associates LLC
(large-capitalization growth
equity  sleeve)

Transamerica Asset
Management LLC and
Goldman Sachs Asset
Management (large-capitalization growth
equity sleeve)


Jennison Associates LLC
(large-capitalization value
equity sleeve)

Hotchkis & Wiley Capital
Management LLC and JP
Morgan Fleming Asset
Management (large-
capitalization value equity
sleeve)


Lazard Asset Management
LLC (international equity
sleeve)

LSV Asset Management
and Thornburg Investment
Management, Inc.
(international equity sleeve)



Effective as of the close of business on or about
March 31, 2005,
the following sections of the prospectus are replaced or supplemented, as appropriate, as noted below:

The section of the Prospectus titled "Risk/Return Summary
Investment Objectives and Principal Strategies" is amended by removing all references to Prudential Investment
Management, Inc.,
Jennison Associates, Inc. and Lazard Asset Management,
LLC,
and replacing the deleted information as follows:

Conservative Allocation Fund (formerly,
Conservative Growth Fund)

Adviser
Target Allocation of Fund's Assets
Asset Class
Primary Investment Type/Style
Transamerica Asset
Management LLC
(Transamerica) and Goldman
Sachs Asset Management
(GSAM)*

15%
Equities
Growth-oriented,
 focusing on
large-cap stocks

Hotchkis & Wiley

Capital Management LLC

(Hotchkis & Wiley) and JP
Morgan Fleming Asset
Management (JP Morgan)*

17%
Equities
Value-oriented,
focusing on
large-cap stocks

GSAM
12.5%
Fixed Income
High-yield debt,
including junk
bonds and
emerging market debt



Moderate Allocation Fund (formerly, Moderate Growth Fund)

Adviser
Target Allocation of Fund's Assets
Asset Class
Primary Investment Type/Style
Transamerica and
GSAM*
18%
Equities
Growth-oriented, focusing on large-cap stocks
Hotchkis & Wiley and
JP Morgan*

21%
Equities
Value-oriented, focusing on large-cap stocks
LSV Asset Management (LSV)
and Thornburg
Investment Management,
Inc. (Thornburg)*

14%
International Equities
Stocks of
foreign
companies

 GSAM
7%
Fixed Income
High-yield debt,
including junk
bonds and
emerging markets
debt



Growth Allocation Fund (formerly, High Growth Fund)

Adviser

Target Allocation of Fund's Assets
Asset Class
Primary Investment Type/Style
Transamerica and GSAM*

27%
Equities
Growth-oriented,
focusing on large-
cap stocks

Hotchkis & Wiley and JP Morgan*

28%
Equities
Value-oriented,
focusing on large-
cap stocks
LSV and Thornburg*

23%
International Equities
Stocks of foreign
Companies

*Each of the indicated advisers manages approximately 50% of the overall sleeve or segment.


The section of the Prospectus titled "How the Fund Invests" is amended by removing all references to Prudential Investment Management, Inc., Jennison Associates, Inc. and Lazard Asset Management, LLC, and substituting references to each of the new Advisers as set forth above.

The section of the Prospectus titled "How the Trust is Managed Advisers and Portfolio Managers" is amended by removing all references to Prudential Investment Management, Inc., Jennison Associates, Inc. and Lazard Asset Management LLC and replacing all deleted information with information about each new Adviser, as set forth below:

Transamerica Asset Management LLC

Transamerica Investment Management (Transamerica), a registered investment advisor, is a wholly owned subsidiary of Transamerica Investment Services, Inc. and a separate core business unit within AEGON. Transamerica has been managing equity and balanced strategies since 1967. Located in Los Angeles, Transamerica managed over $22 billion
(as of 12/31/04) in equity and fixed-income assets for mutual funds, funds of funds, separately managed accounts, retirement plans and various for-profit and nonprofit entities.

Transamerica Investment Management's large cap growth strategy is managed by a team of investment professionals of whom Jeff Van Harte, CFA is the lead portfolio manager.

Mr. Van Harte is Principal and Executive Vice President at Transamerica Investment Management, LLC. Mr. Van Harte is the Lead Manager for the Transamerica Premier Equity Fund and also manages sub-advised funds and institutional separate accounts in the large growth discipline. He has served as lead manager of the Transamerica Large Growth strategy since April of 1984. Prior to portfolio management responsibilities at Transamerica Mr. Van Harte was a securities analyst and trader for Transamerica Investment Services. He joined Transamerica in 1980 and has 25 years of investment experience. Mr. Van Harte has managed the large capitalization growth equity segments of the Funds advised by Transamerica since Transamerica became a subadviser to the Funds in March 2005.

Goldman Sachs Asset Management LLC

Goldman Sachs Asset Management, along with other units of the Investment Management Division of Goldman, Sachs & Company (Goldman Sachs), managed approximately $421.7 billion in assets as of December 31, 2004.
The address of GSAM is 32 Old Slip, 23rd floor, New York,
New York 10005.

The large capitalization growth equity segments of the Funds advised by GSAM are team-managed. The portfolio managers responsible for the day-to-day management are Andrew
W. Alford, Ph.D. and Melissa R. Brown, CFA

Mr. Alford, Managing Director; Director of Research,
Global Quantitative Equity heads the Global Quantitative
Equity Research team conducting research on fundamental-based quantitative investment strategies. Prior to joining GSAM, he was a professor at the Wharton School of Business at the University of Pennsylvania and the Sloan School of Management at the Massachusetts Institute of Technology.
Ms. Brown is a Senior Portfolio Manager responsible for
US Portfolios for the Global Quantitative Equity Group.
Melissa has over 20 years experience in the industry, including 10 years as an All- Star- rated Quantitative Analyst in the Institutional Investor annual survey. Each of the portfolio managers have managed the large capitalization growth equity segments of the Funds advised by GSAM since
GSAM became a subadviser to the Funds in March 2005.

The high yield segments of the Funds advised by GSAM are team-managed. The portfolio managers responsible for the day-to-day management are Andrew Jessop, Diana Gordon and Rob Cignarella.

Mr. Jessop, Managing Director and Head of the High
Yield Team, joined GSAM in 1997 as a portfolio manager.
Previously, he worked six years managing high yield
portfolios at Saudi International Bank in London.  Ms.
Gordon, Vice President, joined GSAM in 1999
covering the high yield technology and communications
sectors in addition to trading.  Before joining GSAM,
she was a high yield portfolio manager at Saudi
International Bank.  Mr. Cignarella, Vice President,
joined GSAM in 1998 as a high yield credit research
analyst.  Prior to his current position he worked in
investment banking at Salomon Brothers.   Each of
the portfolio managers have managed the high yield segments of the Funds since GSAM became a subadviser to the Funds in March 2005.

Hotchkis & Wiley Capital Management LLC

Hotchkis and Wiley is a registered investment adviser, the primary members of which are HWCap Holdings, a limited liability company whose members are employees of Hotchkis and Wiley and Stephen Group, Inc. and affiliates, which is a diversified holding company. As of December
31, 2004, Hotchkis and Wiley had over $19.4 billion in assets under management. The address of Hotchkis and Wiley is 725 South Figueroa Street, Suite 3900, Los Angeles, California 90017-5439.

Sheldon J. Lieberman is primarily responsible for the management of the portion of the large-capitalization value equity segments of the Funds advised by Hotchkis and Wiley. Mr. Lieberman has been with Hotchkis and Wiley and its predecessors since 1994. He has managed the portion of the large-capitalization value equity segments of the Funds advised by Hotchkis and Wiley since Hotchkis and Wiley became an Adviser to the Funds in March 2004

JP Morgan Fleming Asset Management

JP Morgan is an indirect wholly-owned subsidiary of J.P. Morgan Chase & Co., a publicly held bank holding company and global financial services firm. JP Morgan manages assets for governments, corporations, endowments, foundations and individuals worldwide. As of December 31, 2004, JP Morgan and its affiliated companies had approximately $791 billion in assets under management worldwide. The address of JP Morgan is 522 Fifth Avenue,
New York, New York 10036.

Cris Posada and Raffaele Zingone are primarily responsible for the day-to-day management of the portion of the large-capitalization value equity segments of the Funds advised by JP Morgan. Mr.
Posada, a Vice President of JP Morgan, is a client portfolio manager in the U.S. Equity Group. An employee since 1997, he is responsible for product management and client servicing across JP Morgan's large cap equity spectrum of products. Mr. Zingone, a Vice President of JP Morgan, is a portfolio manager in the U.S. Equity Group. He joined JP Morgan in 1991.
They have managed the portion of the large-capitalization value equity segments of the Funds advised by JP Morgan since JP Morgan became one of the Fund's Advisers in March 2004.

LSV Asset Management

LSV was formed in 1994, and is a quantitative value equity manager providing active asset management for institutional clients through the application of proprietary models. As of December 31, 2004, LSV had approximately
$34 billion in assets under management. LSV's address is One North Wacker Drive, Suite 4000, Chicago, Illinois 60606.

Josef Lakonishok, Robert Vishny and Menno Vermuelen,
CFA serve as co-portfolio managers for the portion of the international equity segments of the Funds advised by LSV.
Mr. Lakonishok has served as CEO, Partner and Portfolio
Manager for LSV since its founding in 1994. He has more than 25 years of investment and research experience. In addition to his duties at LSV, Mr. Lakonishok serves as the William G. Karnes Professor of Finance at the
University of Illinois at Urbana-Champaign. Mr. Vishny has served as a Partner and Portfolio Manager of LSV since its founding in 1994. He has more than 18 years of investment and research experience. In addition to his duties at LSV, Mr. Vishny serves as the Eric J. Gleacher
Professor of Finance at the University of Chicago. Mr.
Vermuelen has served as a Portfolio Manager and Senior
Quantitative Analyst of LSV since 1995 and a Partner since
1998. He has more than 13 years of investment experience.
Prior to joining LSV, Mr. Vermuelen served as a portfolio manager for ABP Investments. Messrs. Lakonishok, Vishny and Vermuelen have managed the LSV portion of the international equity segments of the Funds since LSV became an Adviser to the Funds in March 2004.

Thornburg Investment Management, Inc.

Thornburg is an independent, employee-owned investment management firm located in Santa Fe, New Mexico.
The firm was founded in 1982 and began providing investment management services to clients in 1984.
Thornburg uses a fundamental, bottom-up approach to investing which centers on the intrinsic value of each investment. Thornburg's address is 119 East Marcy
Street, Santa Fe, New Mexico 87501.

William V. Fries, CFA, a Managing Director of
Thornburg, and Wendy Trevisani, also a Managing
Director of Thornburg, are the portfolio managers for
the portion of the international equity segments of the
Funds advised by Thornburg.  Mr. Fries serves as the
lead portfolio manager.  Before joining Thornburg in
May 1995, Mr. Fries managed equity mutual funds
for 16 years with another mutual fund management
company.    Before joining Thornburg in March
1999, Ms. Trevisani served as an institutional sales
representative for Salomon Smith Barney in both New
York City and London.  Ms. Trevisani holds an MBA
degree with a concentration in Finance from Columbia
University, and a BA in International Relations from
Bucknell University.   Mr. Fries and Ms. Trevisani have
managed the Thornburg portion of the international equity segments of the Funds since Thornburg became an Adviser to the Funds in March 2004.


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